EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT is made as of the ___ day of February, 1999 (the "Agreement"), by and between Orion Capital Corporation, a Delaware corporation with a principal place of business in Farmington, Connecticut (the "Company"), and _______________, of ___________, ________________- ("Executive").

     WHEREAS, pursuant to an agreement between the Company and the Executive, the Executive currently serves as the Company's _________________________;

    WHEREAS, the Company and the Executive desire that Executive be employed by the Company in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, the receipt and sufficiency of which the parties acknowledge and accept, the Company and the Executive hereby agree as follows:

     EMPLOYMENT. The Company hereby employs Executive to render services as the _______________- and the Executive hereby accepts such employment. The Executive shall have such responsibilities, perform such duties and have such authorities as are consistent with such position, reporting to, and subject only to the direction and control of, the Chief Executive Officer and the Board of Directors of the Company (the "Board"). The Executive hereby accepts such employment and agrees to render the Executive's services (unless prevented by sickness, injury or other incapacity) fully, faithfully, and to the best of the Executive's ability. The Executive's services shall be exclusive to the Company, except that with the prior approval of the Executive Committee of the Board, the Executive may serve as a compensated member of the board of directors of other, "for profit" unaffiliated corporations. PLACE OF EMPLOYMENT. The Executive shall be located, and shall render such services (subject to necessary and appropriate business related travel), at the Company's office in ___________, _______________. TERM. The term of the Executive's employment with the Company shall be for a period commencing on (month) ____, 19___ and ending on (month) ___, 20____, unless sooner terminated in accordance with Section 6 of this Agreement; provided, however, that the term of the Executive's employment after (month) ____, 20___ shall automatically be extended by one (1) additional day for each successive day of the Executive's employment with the Company. COMPENSATION AND BENEFITS. Base Salary. The Company shall pay to the Executive a base salary (the "Base Salary") at an annual rate of not less than $_________. The Executive's Base Salary during the Term may be increased by such amount as shall be determined by the Board in its discretion. Once the Executive's Base Salary is established at any specific rate, the Base Salary shall not thereafter be reduced. The Base Salary shall be payable to the Executive in installments on the Company's normal payroll dates; -------------


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     Incentive  Compensation  and Stock  Awards.  The  Executive  shall have the opportunity to participate in long-term and short-term incentive or performance plans or programs and in stock option and stock award plans of the Company to
the     same     extent     as     other     senior     executive     employees;
--------------------------------------- Expenses. The Executive is authorized to incur and shall be reimbursed for reasonable business, entertainment and other related expenses (including travel and living expenses while away from home on Company business or at the request of the Company) incurred in the performance of the Executive's duties. The Executive shall comply with the Company's expense and reimbursement policies as in effect at the time the expense is incurred; Other Benefit Plans. The Executive shall have the opportunity to participate in, and shall be entitled to receive benefits under and in accordance with, the provisions of any health, life insurance, disability, deferred compensation, profit sharing and savings or other employee benefit plan or plans adopted, or to be adopted, by the Company and which are generally applicable to senior executive employees of the Company and for which the Executive is otherwise eligible; and Disability Insurance. The Company shall also maintain, at its expense, an executive long-term disability insurance policy ("Policy") for the Executive providing the Executive with benefits in the event of a "disability" as such term is defined in the Policy (a "Disability"). The annual benefit payable under the Policy in the event of a Disability shall be equal to an annual rate of 66.66% of the Executive's Base Salary or as close thereto as reasonably available. PAID TIME OFF. The Executive shall be entitled to paid time off of not less than five (5) weeks during each calendar year, earned on a per pay period basis ("Paid Time Off"). TERMINATION. Death or Disability. The Executive's employment under this Agreement shall terminate upon the Executive's death or Disability. Cause. The Board may terminate the Executive's active employment for Cause. For purposes of this Agreement, the Board shall have "Cause" upon: (A) the commission by the Executive of any felonious act or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, (B) the willful and continued failure of the Executive to substantially perform his duties (other than as a result of incapacity due to physical or mental injury or illness) which duties the Executive has been directed in writing to perform by the Board; (C) willful misconduct or gross negligence by the Executive in the performance of the Executive's duties, or (D) the failure of the Executive to comply with the policies or procedures of the Company. No action or failure to act by the Executive shall be considered "willful" if it is determined by the Board to have been done by the Executive in good faith and with the reasonable belief that the Executive's action or omission is in the best interest of the Company. Voluntary Termination. The Executive may terminate his or her active employment or Post Employment at any time for any reason whatsoever. Involuntary Termination. The Board may terminate the Executive's active employment at any time for any reason whatsoever. Change in Control (Termination by the Company). At any time within twelve (12) calendar months following the month in which a Change in Control shall have occurred, the Board may terminate the Executive's active employment for any reason whatsoever. For purposes of this Agreement: a "Change in Control" shall be deemed to have
occurred     upon    the    earliest    to    happen    of    the     following:
----------------------------------------------  (A) The  acquisition,  in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") by any person or entity or any group of persons or entities who constitute a group (within the meaning of Rule 13d-3 of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, of any securities of the Company if, as a result of such acquisition, such person, entity or group either (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (ii) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (B) A change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors. A "Continuing Director" means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date of this Agreement, or (ii) was nominated and elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or
election;   or  (C)  The  stockholders  of  the  Company  approve  a  merger  or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving  entity) at least 80% of the total  voting  power  represented  by the
voting   securities  of  the  Company  or  such  surviving  entity   outstanding
immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or more transactions) of all or substantially all of the Company's assets.

       Notwithstanding the foregoing, the preceding events shall not be deemed a Change in Control if, prior to any transactions constituting such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change in Control.

     Change in Control (Termination by the Executive). At any time within twelve
(12) calendar months following the month in which a Change in Control shall have occurred, the Executive may terminate his or her Term of employment for Good Reason or otherwise with the consent of the Company: "Good Reason" shall mean:
------------------------------------------------       The      position      or
responsibilities of the Executive are significantly reduced (including, without limitation, the elimination of such position, a change in the reporting responsibilities of such position, a substantial reduction in the size of the Company or other substantial change in the character or scope of the Company's operations), or the Executive is assigned without his or her written consent to any duties inconsistent with his or her position with the Company immediately prior to such assignment or the status and stature of those with whom the Executive is asked to work or the position, authority, responsibility or type of work or the working conditions under which the Executive is assigned is inconsistent with, not comparable to, or reduced in status or altered in nature from the Executive's position immediately preceding the Change in Control; The annual incentive compensation provided to the Executive is eliminated or significantly reduced, the Executive's participation level is reduced or the manner of assessing actual performance is changed in a manner that results in the Executive earning significantly less annual incentive compensation for a given period than he or she would have for the same period absent such change, except if such reduction occurs prior to a Change in Control and is part of an across-the-board reduction in such benefits applicable to all senior level executives of the Company; The Executive's aggregate level of benefits under the Company's benefit plans is significantly reduced, except if such reduction occurs prior to a Change in Control and is part of an across-the-board reduction in such benefits applicable to all senior level executives of the Company; The Company fails to provide the Executive with benefits and perquisites which are substantially similar in the aggregate to those to which the Executive is entitled under the Company's benefit plans in which the Executive was participating immediately prior to the Change in Control, or fails to provide the Executive with directors' or officers' insurance, as applicable, at least at the level maintained immediately prior to the Change in Control; The Executive is required to change his or her regular work location to a location that requires the Executive to commute a distance more than 50 miles further from the Executives principal place of employment existing at the time of the Change in Control; or The Company fails to pay the Executive any amount otherwise vested and due hereunder or under any plan or policy of the Company, or fails to comply with any other provision of or perform any of its other obligations under this Agreement.

       Notwithstanding the foregoing, the preceding events shall not be deemed a Change in Control if, prior to any transactions constituting such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change in Control.

     Notice of Termination. Any termination by the Board of Executive's active employment pursuant to Section 6(b), (d) or (e) must, in order to be effective, be preceded by a written notice to the Executive ("Notice of Termination") indicating the specific provision of this Agreement relied upon and setting forth in reasonable detail the facts and circumstances supporting the termination under the provision so indicated and the Date of Termination.
---------------------

     Any  termination  by the  Executive  of his active  employment  pursuant to
Section 6(f) must, in order to be effective, be preceded by a written notice to the Company indicating the specific provision of Section 6(f) relied upon and setting forth in reasonable detail the facts and circumstances supporting the termination under the provision so indicated and the Date of Termination. After receipt of such notice, the Company shall have ten (10) business days from the date of receipt of such notice to cure the event described therein, and upon cure thereof by the Company to the Executive's reasonable satisfaction, such event shall no longer constitute "Good Reason" for purposes of this Agreement.

     Date of Termination; Post Employment. "Date of Termination" shall mean (A) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, or by reason of the Executive's Disability, the date all of the conditions to constitute a Disability have occurred, or if upon expiration of the Term, the last day of the Term, (B) if the Executive's active employment is terminated by the Board pursuant to Section 6 (d) or for Cause, the date specified in the Notice of Termination, and (C) if the Executive's active employment is terminated by the Executive or Section 6(f) pursuant to
Section 6 (c) or 6 (f) the date which is ten (10) business days after the date of receipt of the Executive's notice of intention to terminate or such other date as may be agreed by Executive and the Board. If Executive's active employment shall be terminated pursuant to Section 6 (d), 6 (e) or 6 (f) Executive shall, following the Date of Termination enter into a period of "Post Employment".

     COMPENSATION AND BENEFITS: POST EMPLOYMENT. Death. In the event of the Executive's death while actively employed, the Company shall pay or provide to the Executive: Base Salary - The Executive's Base Salary shall continue to be paid to the Executive's named beneficiary for one month immediately following the date of death; Bonus - A prorated portion of the Executive's bonus, if any, as determined by the Board based on the Company's actual performance during its fiscal year of the Executive's death shall be payable to the Executive's named beneficiary. Such determination and payment will be made at the same time that bonus consideration and payments, if any, for other senior executives for the same performance period are made; and Benefits - The Executive shall be paid or be provided such other benefits for which the Executive may otherwise be eligible under the terms of any employee benefit, incentive, option, stock award or other plans or programs of the Company in which he may be, or may have been, a participant and any accrued but unpaid Paid Time Off through the Date of Termination.

     Disability. In the event of the Executive's termination due to a Disability while actively employed, the Company shall pay or provide to the Executive:

     Base Salary - The Executive's Base Salary shall be paid through the Date of Termination; Bonus - The Executive shall receive a prorated portion of the Executive's bonus, if any, as determined by the Board based on the Company's actual performance during the fiscal year in which the Date of Termination occurs. Such determination and payment, if any, will be made at the same time that bonus consideration and payments for other senior executives for the same performance period are made; Benefits - The Executive shall be paid or be provided such other benefits for which the Executive may otherwise be eligible under the terms of any employee benefit, incentive, option, stock award or other plans or programs of the Company in which he may be, or may have been, a participant and any accrued but unpaid Paid Time Off through the Date of Termination.

     Termination for Cause. In the event the Executive is terminated for Cause while actively employed, the Executive shall receive only such benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or may have been, a participant and shall be paid any balance of the Executive's unpaid Base Salary and any Paid Time Off for the period through the Date of Termination. ----------------------

     Voluntary Termination. In the event the Executive voluntarily terminates his employment while actively employed or during Post Employment (other than for Good Reason following a Change in Control), the Company shall pay or provide to the Executive only such benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or may have been, a participant and shall be paid any balance of the Executive's unpaid Base Salary and any accrued but unpaid Paid Time Off through the Date of Termination.

     Involuntary Termination. In the event the Executive's active employment is involuntarily terminated by the Company (other than for Cause or within twelve months following a Change in Control), the Company shall pay or provide to the Executive during the Executive's post-employment but subject to the provisions of Section 19 hereof: Severance Pay - The Executive shall continue, during Post Employment, to receive Base Salary for the remainder of the unexpired Term or 12 months after the Date of Termination, whichever is greater, payable in installments on the Company's normal payroll dates; Bonus - The Executive shall receive a prorated portion of the Executive's bonus, if any, as determined by the Board based on the Company's actual performance during the fiscal year in which the Date of Termination occurs, but such prorated portion shall be not be based on an amount less than any bonus paid to the Executive for the prior fiscal year. Such determination and payment will be made at the same time that bonus consideration and payments, if any, for other senior executives for the same performance period are made; Medical & Dental - The Executive shall continue to receive coverage at a rate equal to that charged to active employees for the longer of the remainder of the unexpired Term or 12 months after the Date of Termination, but all other welfare benefits (including Life, Disability and Workers' Compensation) shall cease as of the Date of Termination; Car Allowance - The Executive shall continue, during Post Employment, to receive a car allowance for the remainder of the unexpired Term or eighteen (12) months after the Date of Termination, whichever is greater. The amount of such car allowance shall equal the amount, if any, being received by the Executive immediately prior to the Date of Termination; Long-Term Incentive - The Executive shall continue during Post Employment to vest for the 12 month period following the Executive's Date of Termination; 401(k) Profit Sharing and Supplemental Benefits - The Executive shall continue to be treated, during Post Employment, as a participant in all such plans in which the Executive shall have been a participant immediately prior to the Date of Termination, based on then applicable and corresponding elections and contribution rates, for the remainder of the unexpired Term or 12 months after the Date of Termination, whichever is greater. If such amounts cannot be paid to the plans, the tax-adjuste value the Executive would have received shall be determined and paid by the Company (outside of the plans); Deferred Compensation Plan - The Executive's participation shall cease as of the Date of Termination and the Executive may change the Executive's payment election under the terms of such Deferred Compensation Plan as of the Date of Termination; and Benefits - The Executive shall be paid or be provided such other benefits for which the Executive is otherwise eligible, if any, under the terms of any employee benefit, incentive, option, stock award or other plans or programs of the Company in which he may be, or may have been, a participant and any accrued but unpaid Paid Time Off through the Date of Termination.

     Change in Control. In the event the Executive's active employment is terminated by the Company other than for Cause following a Change in Control, or in the event Executive terminates his active employment for Good Reason following a Change in Control, the Company shall pay or provide to the Executive during the Executive's Post Employment, but subject to the provisions of Section 19 hereof: ----------------- Severance Pay - The Executive shall continue, during Post Employment, to receive Base Salary for the remainder of the unexpired Term or eighteen (18) months after the Date of Termination, whichever is greater, payable in installments on the Company's normal payroll dates; Bonus
- The Executive shall receive a full year annual performance bonus for the calendar year in which severance occurs equal to the latest performance bonus paid or the average of last 2 performance bonuses paid, whichever is greater. Such payment will be made at the same time that bonus consideration and payments for other senior executives for the same performance period are made; Car Allowance - The Executive shall continue, during Post Employment, to receive a car allowance for the remainder of the unexpired Term or eighteen (18) months after the Date of Termination, whichever is greater. The amount of such car allowance shall equal the amount, if any, being received by the Executive immediately prior to the Date of Termination; Medical & Dental - The Executive shall continue, during Post Employment, to receive coverage at a rate equal to that charged to active employees for the longer of the remainder of the unexpired Term or eighteen (18) months after the Date of Termination, but all other welfare benefits (including Life, Disability and Workers' Compensation) shall cease as of the Date of Termination; 401(k) Profit Sharing and Supplemental Benefits - The Executive shall continue, during Post Employment, to be treated as a participant in all such plans in which the Executive shall have been a participant immediately prior to the Date of Termination, based on then applicable and corresponding elections and contribution rates, for the remainder of the unexpired Term or 18 months after the Date of Termination, whichever is greater. If such amounts cannot be paid to the plans, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans); Deferred Compensation Plan - The Executive's participation shall cease as of the Date of Termination and the Executive may change the Executive's payment election under the terms of such Deferred Compensation Plan as of the Date of Termination; and Long Term Incentives - All awards made to the Executive under long-term incentive plans or programs shall immediately vest and be payable, and all plan and program restrictions inconsistent with such immediate vesting and payment shall lapse; and Benefits - The Executive shall be paid or be provided such other benefits for which the Executive is otherwise eligible, if any, under the terms of any employee benefit, incentive, option, stock award or other plans or programs of the Company in which he may be, or may have been, a participant and any Paid Time Off.

     REDUCTION OF PAYMENT. Notwithstanding any other provision of this Agreement or of any other agreement, understanding or compensation plan, Executive shall not be entitled to receive any payment which, taking into account all payments, rights and benefits, would be deemed to be an "excess parachute payment" under
Section 280G (of the Internal Revenue Code of 1986, as amended), and the amount of each payment shall be reduced to the extent necessary to ensure that the Executive receives no "parachute payment" in connection with a Change of Control; provided that no such reduction shall occur to the extent that Executive shall have elected to defer receipt of payments beyond the end of the Post Employment and such deferral shall have resulted in the present value of such payment not constituting an "excess parachute payment". Any such election by Executive, to be effective for purposes of this Agreement: (a) must be in irrevocable when made, (b) must be made in a writing delivered to the Company prior to the occurrence of a Change of Control, (c) must be for a period not be exceed five years after the date on which Executive's period of Post Employment would otherwise end, and (d) must be concurred in by the Company, on the basis of the advice of its tax advisors, as being both necessary and effective to reduce the extent to which payments to be made hereunder will constitute an "excess parachute payment". If, at any future date following the making of a payment hereunder, it shall have been determined by the IRS that such payment was in excess of the limits set forth in Section 280G, and such excess shall not have been caused by a voluntary action of the Executive not required by this Agreement, then the Executive shall be entitled to receive from the Company, and the Company shall pay to Executive promptly upon notification to the Company of such determination, an Excise Tax Adjustment Payment equal to the amount of all applicable U.S. federal, state and local taxes (computed at the maximum marginal rates and including interest penalties and any cost of contest or defense and including any applicable Excise Tax) imposed upon the Excise Tax Adjustment Payment. PROTECTION OF THE COMPANY'S BUSINESS; CONFIDENTIAL INFORMATION AND TRADE SECRETS; NON-SOLICITATION; AND NON-COMPETE. This Section 9 sets forth rights of the Company and obligations of the Executive which are mutually acknowledged to be for the protection of the Company and its successors and assigns and to be reasonable in scope and duration. Executive acknowledges that the provisions of this Section 9 are not intended to and will not have the effect of preventing Executive from earning a living. The provisions of this
Section 9 shall be enforceable strictly in accordance with their terms, notwithstanding any termination of this agreement, whether by the Company or by the Executive and whether during the period of active employment or during post-employment.

   (a) Confidential Information; Trade Secrets. During Executive's active employment with the Company, and thereafter for the longer of 18 months or the remainder of the unexpired Term, the Executive shall not (1) disclose, directly or indirectly, any Confidential Information to anyone outside of the Company or to any employees of the Company not authorized to receive such information or
(2) use any Confidential Information other than as may be necessary to perform the Executive's duties at the Company. In no event shall the Executive disclose any Confidential Information to, or use any Confidential Information for the benefit of, any current or future competitor, supplier or client of the Company, whether on behalf of Executive, any subsequent employer, or any other person or entity. The Executive is not, however, prohibited from using the general skills, knowledge and experience that the Executive has learned or developed in his position or positions with the Company or with others.

     The Executive agrees that his position with the Company creates a relationship of high trust and confidence with respect to Confidential Information owned or used by the Company, and its clients or suppliers that may be learned or developed by him while employed by the Company. For purposes of this Agreement, the term "Confidential Information" includes all information that the Company desires to protect and keep confidential or that the Company is obligated to third parties to keep confidential, including but not limited to "Trade Secrets" to the full extent of the definition of that term under state law. It does not include "general skills, knowledge and experience" as those terms are defined under applicable state law. Confidential Information includes, but is not limited to: product information and designs, computer programs, unpatented inventions, discoveries or improvements; marketing, sales, organizational, financial, operating, research, development and business plans; company policies and manuals; sales forecasts; personnel information (including the identity of the Company employees, their responsibilities, competence, abilities and compensation); medical information about employees; information relating to the Company's agents and brokers; pricing and nonpublic financial information; current and prospective client lists and information on clients or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property.

     Non-Solicitation. During the Executive's active employment, and thereafter for the longer of 18 months or the remainder of the unexpired Term, the Executive shall not directly or indirectly solicit any customer or client of the Company or any person or entity who is a prospect of the Company on the Date of Termination or induce or encourage any employee of the Company to terminate employment with the Company or to accept employment with any competitor, supplier, agent or broker of the Company, nor shall the Executive cooperate with any others in doing or attempting to do any of the foregoing. As used herein, the term "solicit, induce or encourage" includes, but is not limited to, the Executive's (i) initiating communications with any employee of the Company relating to possible employment or independent contractor relationship, (ii) offering bonuses or additional compensation to encourage the Company's employees to terminate their employment with the Company and accept employment with a competitor, supplier, client, agent or broker of the Company, or (iii) referring the Company's employees to personnel or agents employed by competitors, suppliers, clients, agents or brokers of the Company (iv) initiating communications with or offering inducements to any customer or client (or prospect) of the Company for the purpose of inducing such customer or client to transact business with a competitor of the Company.

     Non-Compete. Until the __ month after the Date of Termination, and thereafter during Post Employment and while Executive is entitled to receive payments pursuant to this Agreement, the Executive shall not, directly or indirectly, as principal, agent, contractor, employee, employer, partner, shareholder (other than solely as an owner of 2% or less of the stock of a public corporation) or in any other capacity engage in or perform any managerial or executive services for any corporation, partnership, individual or entity, a primary business of which is competitive with the Company in any of the places where the Company is doing business in the United States, Canada, Puerto Rico, or Virgin Islands (the "Territory"). Notwithstanding the foregoing provisions of this subparagraph, the Executive may accept employment with a person or entity whose business is diversified and includes a line of business competitive with the Company; provided that, prior to such employment, the Company is given reasonable assurance in writing that the Executive shall not, during such restricted period, render managerial or executive services, directly or indirectly, specifically for any line of business of such person or entity which is competitive with the Company. The Executive understands and agrees that the Company has sales and operations facilities throughout the Territory and, therefore, to provide the Company with reasonable protection, the Executive's obligations under this subparagraph shall extend throughout the Territory.

     Returnof Property. Immediately upon the termination of the Executive's employment with the Company and at any time upon the Company's request, the Executive shall deliver to the Company all the Company property in the
Executive's possession, custody or control including notebooks, reports, manuals, programming data, listings and materials, engineering or patent drawings, patent applications, any other documents, files or materials which contain, mention or relate to Confidential Information, and all copies and summaries of such materials whether in written, mechanical, electromagnetic, analog, digital or any other format or medium.

     Consent to Modifications by the Court. It is the express intention of the parties to this Agreement that, if it should appear that any of the terms or covenants of this section are in conflict with any rule of law or statutory provision of the State of Connecticut or any other jurisdiction where this Agreement is being enforced, which conflict would ordinarily render such terms or covenants inoperative or null and void, the parties request that the Courts of such state modify any such term or covenant so that the intention of the parties hereto is carried out to as great a degree and extent as the Court deems reasonable in order to conform with any rule of law or statutory provision regarding restrictive covenants of the State of Connecticut or of such other jurisdiction. MERGER OR REORGANIZATION. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the Executive and the surviving or resulting entity or the entity to which such assets shall be transferred. The Company's successor, as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company), assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any successor to all or a substantial portion of the Company's business or assets.


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ARBITRATION; JURY WAIVER.
   Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court. The decision of the arbitrators shall be final and binding on the parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party and the third arbitrator to be selected by the two arbitrators so chosen. The arbitration shall be conducted in Farmington, Connecticut or at such other location as agreed by the parties. All decisions and awards shall be made by a majority of the arbitrators. Each party shall pay the fees and expenses of that party's arbitrator and any representatives, witnesses and all other expenses related to the presentation of that party's case. The cost of the third arbitrator, the record or any transcripts, any administrative fees, and all other fees and costs shall be borne equally by the parties.

   By agreeing to arbitration under this Section, the Company and the Executive understand that they are each waiving any right to a trial by jury and each party makes that waiver knowingly and voluntarily with full consideration of the ramifications of such waiver.

     Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's obligations in Section 9 hereof. NON-ASSIGNABILITY. The obligations of the Executive hereunder are personal and may not be delegated, assigned or transferred by the Executive in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. AMENDMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by the Executive and the Board that expressly references this Agreement.


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NOTICES.
   All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by hand delivery or by addressing same to the other party as follows:

                            if to the Executive, to:

                                 ==============
                                 --------------


                             if to the Company, to:

                            Orion Capital Corporation
                               9 Farms Spring Road
                              Farmington, CT 06032
                                 Attn: Secretary

     or at such other place as may be designed in writing by like notice. Any notice shall be deemed to have been delivered when addressed as required herein and deposited postage prepaid, in the United States Mail. WAIVER; MODIFICATION. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing that expressly reference this Agreement and signed by the Executive and the Board. The waiver by either party of any breach by the other party, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall not be deemed a waiver of the same provisions or conditions at any other time, nor shall it be deemed a waiver of any other provisions or conditions at any time. SEVERABILITY. The various Sections of this Agreement are severable, and if any Section or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof. CHOICE OF LAW. The parties agree that Connecticut, as the place of contracting and where the Company has its principal place of business, has a substantial relationship to this Agreement and so the parties agree that this Agreement shall be governed by the laws of the State of Connecticut, without reference to any conflict of law rules. SURVIVAL AND
CONTINUATION OF AGREEMENT PROVISIONS. The termination of the Executive's employment for any reason whatsoever shall not operate to terminate this Agreement or otherwise adversely affect the respective continuing rights and obligations of the parties, including those under Sections 4(c), 7, 8, 9, 10, 11, 14 and 19 of this Agreement, all of which shall survive the effective date of such termination of employment in accordance with their respective terms.

RIGHT TO INJUNCTIVE AND OTHER RELIEF; CONSENT TO JURISDICTION.

     The Executive acknowledges that the Company will suffer irreparable harm, not readily susceptible of valuation in monetary damages, if the Executive breaches any of his obligations in Section 9 of this Agreement. Accordingly, the Executive agrees that the Company shall be entitled to injunctive relief against any breach or prospective breach by the Executive of his obligations in Section 9 in any federal or state court of competent jurisdiction, and the Executive hereby submits to the jurisdiction of any such federal or state court in the State of Connecticut for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive,

     In addition to the rights set forth in subsection (a), above, if Executive breaches any of his obligations under Section 9 the Company shall be entitled to cease making further payments to Executive pursuant to clauses (i) through (iv) of Section 7 (e) or 7 (f), as the case may be, as well as pursuant to clause (v) of Section 7 (e); and to terminate Executive's rights of participation under clause (v) of Section 7 (e) or clause (vii) of Section 7(f), as the case may be,

     This section shall survive the termination of the Executives Active Employment ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement. BENEFICIARIES; REFERENCES. The Executive may select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of the Executive's incompetence, all references in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's named beneficiary, estate or other legal representative. ACTION OF THE BOARD. Any reference in this Agreement to the Board shall include the Compensation Committee thereof and any officers of the Company to which the Board or the Compensation Committee thereof has by resolution delegated any explicit authority or responsibilities with respect to this Agreement.

TAX WITHHOLDINGS.
   All payments to the Executive hereunder shall be subject to such withholding of federal, state and local income and excise taxes and to such employment taxes as may be reasonably determined by the Company to be required.

                  IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date set forth above.


                            ORION CAPITAL CORPORATION


                                       By:
                -------------------------------------------------
                                      Name:
                      -------------------------------------
                                     Title:
                      -------------------------------------

                                    EXECUTIVE


                                       By:
                -------------------------------------------------
                                      Name:







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